UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2020

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway

Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code): (303)792-5554

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IOSP	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2020, the Board of Directors (the “Board”) of Innospec Inc. (the “Company”) appointed Ms. Elizabeth Keller Arnold to serve as a Class I director of the Company until the 2021 annual meeting of stockholders of the Company. Ms. Arnold was also appointed to serve on the Company’s Audit Committee.

The Board determined that Ms. Arnold is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and NASDAQ’s listing standards.

Since August 19, 2019, Ms. Arnold has served as an independent director of FreightCar America, Inc. and has served as audit committee chairperson and on its nominating and corporate governance committee. Ms. Arnold served as the Senior Vice President, Chief Financial Officer and Treasurer of Houghton International, a specialty chemical company with international operations from 2014 to 2019. From October 2012 to April 2014, Ms. Arnold served as the Chief Financial Officer of Physiotherapy Associates. Prior to joining Physiotherapy Associates, Ms. Arnold served as the Chief Financial Officer of Tyco from April 2010 to September 2012. Between 2003 and 2010, Ms. Arnold worked as the Vice President, Corporate Financial Planning & Analysis at Tyco. Earlier in her career, Ms. Arnold served 17 years in numerous roles, including executive leadership positions, for General Electric, a global high-tech industrial company with products and services ranging from aircraft engines, power generation and oil and gas production to medical imaging.

Ms. Arnold will participate in the standard compensation plan for non-employee directors, which includes a cash retainer of $90,000 and $5,000 for service on the Audit Committee each on an annualized basis, paid quarterly. Ms. Arnold will also be eligible to receive an annual grant of stock options and full value awards under the Innospec Inc. 2018 Omnibus Long-Term Incentive Plan with an expected grant date value of $90,000 (with two-thirds of such awards to be granted as full-value awards and one-third to be granted as stock options with a fair market value exercise price set the date of grant). The options typically vest three years after the date of grant and will have a ten-year term. The full-value awards typically vest three years after the date of grant. As a non-employee director, she may also receive an additional daily fee of $2,000 for additional days provided at the specific request of the CEO.

There is no arrangement or understanding pursuant to which Ms. Arnold was selected as a director, and neither Ms. Arnold nor any member of her immediate family has had (or proposes to have) a direct or indirect interest in any transaction in which the Company or any of its subsidiaries was (or proposes to be) a participant, that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On November 2, 2020, the Company issued a press release announcing the appointment of Ms. Arnold to the Board and providing related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated November 2, 2020.	Filed Herewith

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

By:	/s/ David B. Jones
David B. Jones
Vice President, General Counsel and CCO

Date: November 2, 2020

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